Exhibit 5(d)

                        FORM OF SUB-MANAGEMENT AGREEMENT


                           VARIABLE ANNUITY PORTFOLIOS



     SUB-MANAGEMENT AGREEMENT, dated as of ___________ __, 1996, by and between Citibank, N.A., a national banking association (the "Manager"), and Pacific Investment Management Company, a Delaware general partnership (the "Subadviser").

                              W I T N E S S E T H:

     WHEREAS, the Manager has been retained by Variable Annuity Portfolios, a Massachusetts business trust (the "Trust"), to act as investment adviser to the Trust with respect to the series of the Trust designated as CitiSelectSM VIP Folio 200, CitiSelectSM VIP Folio 300, CitiSelectSM VIP Folio 400 and CitiSelectSM VIP Folio 500 (each individually a "Fund" and collectively the "Funds"), and

     WHEREAS, the Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act"), and

     WHEREAS, the Manager wishes to engage the Subadviser to provide certain investment advisory services for the Funds, and the Subadviser is willing to provide such investment advisory services for the Funds on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. Appointment of the Subadviser. In accordance with and subject to the Management Agreement between the Trust and the Manager (the "Management Agreement"), the Manager hereby appoints the Subadviser to act as subadviser with respect to each of the Funds for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to provide an

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investment program with respect to the Funds for the compensation provided by this Agreement.

     2. Duties of the Subadviser. The Subadviser shall provide the Manager with such investment advice and supervision as the Manager may from time to time consider necessary for the proper supervision of such portion of each Fund's investment assets as the Manager may designate from time to time. Notwithstanding any provision of this Agreement, the Manager shall retain all rights and ultimate responsibilities to supervise and, in its discretion, conduct investment advisory activities relating to the Trust. The Subadviser shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of a Fund allocated by the Manager to the Subadviser shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust, dated October 18, 1996, and By-laws, as each may be amended from time to time (respectively, the "Declaration" and the "By-Laws"), the provisions of the 1940 Act, the then-current Registration Statement of the Trust with respect to that Fund, it being understood that the Subadviser shall be responsible for compliance after a reasonable implementation period with any restrictions imposed in writing by the Manager from time to time in order to facilitate compliance with the above-mentioned restrictions and such other restrictions as the Manager may determine. Further, the Manager or the Trustees of the Trust may at any time, upon written notice to the Subadviser, suspend or restrict the right of the Subadviser to determine what securities shall be purchased or sold on behalf of a Fund and what portion, if any, of the assets of a Fund allocated by the Manager to the Subadviser shall be held uninvested. The Subadviser shall also, as requested, make recommendations to the Manager as to the manner in which proxies, voting rights, rights to consent to corporate action and any other rights pertaining to a Fund's portfolio securities shall be exercised. Should the Board of Trustees of the Trust or the Manager at any time, however, make any definite determination as to investment policy applicable to a Fund and notify the Subadviser thereof in writing, the Subadviser shall be bound by such determination, following a reasonable implementation period, for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

     The Subadviser shall take, on behalf of each Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of securities for each Fund's account with the brokers or dealers selected by it, and to that end the Subadviser is authorized as the agent of the Trust to give

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instructions to the custodian and any subcustodian of a Fund as to deliveries of securities and payments of cash for the account of that Fund. The Subadviser will advise the Manager on the same day it gives any such instructions. In connection with the selection of such brokers or dealers and the placing of such orders, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to a Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Trustees of the Trust shall periodically review the commissions paid by each Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund. In making purchases or sales of securities or other property for the account of a Fund, the Subadviser may deal with itself or with the Trustees of the Trust or the Trust's underwriter or distributor to the extent such actions are permitted by the 1940 Act. The Board of Trustees of the Trust, in its discretion, may instruct the Subadviser to effect all or a portion of its securities transactions with one or more brokers and/or dealers selected by the Board of Trustees, if it determines that the use of such brokers and/or dealers is in the best interest of the Trust. The Subadviser shall not be liable for any actions or omissions of brokers and/or dealers selected by the Board of Trustees or the Manager.

     3. Allocation of Charges and Expenses. The Subadviser shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 2 above. Except as provided in the foregoing sentence, it is understood that the Trust will pay from the assets of each Fund all of its own expenses allocable to that Fund including, without limitation, organization costs of the Fund; compensation of Trustees who are not "interested persons" of the Trust; governmental fees; interest charges; loan commitment fees; taxes; membership dues in industry associations allocable to the Trust; fees and expenses of independent auditors, legal counsel and any transfer agent, distributor, registrar or dividend disbursing agent of the Trust; expenses of issuing and redeeming shares of beneficial interests and servicing shareholder

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accounts; expenses of preparing, typesetting, printing and mailing shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders in the Fund; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Fund (including but not limited to the fees of independent pricing services); expenses of meetings of the Fund's shareholders; expenses relating to the issuance of shares of beneficial interests in the Fund; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust on behalf of the Fund may be a party and the legal obligation which the Trust may have to indemnify its Trustees and officers, its Subadvisers and their employees with respect thereto.

     4. Compensation of the Subadviser. For the services to be rendered by the Subadviser hereunder, the Manager shall pay to the Subadviser an investment subadvisory fee, accrued daily and paid monthly, at an annual rate equal to the percentages specified below of the aggregate assets of all Funds allocated to the Subadviser:

            0.35% on the first $200 million;
            0.30% on remaining assets.

If the Subadviser serves as investment subadviser for less than the whole of any period specified in this Section 4, the compensation to the Subadviser shall be prorated. Neither the Trust nor the Funds shall be liable to the Subadviser for the compensation of the Subadviser.

     5. Covenants of the Subadviser. The Subadviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's principal underwriter or distributor, as principals in making purchases or sales of securities or other property for the account of a Fund, except as permitted by the 1940 Act, will not take a long or short position in shares of beneficial interests of a Fund except as permitted by the Declaration, and will comply with all other provisions of the Declaration and By-Laws and the then-current Registration Statement applicable to each Fund relative to the Subadviser and its partners, directors and officers.

     6. Limitation of Liability of the Subadviser. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for a Fund including, without limitation, acts or omissions of any

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brokers, dealers and custodians, except for willful misfeasance, bad faith or gross negligence in the performance of Subadviser's duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Section 6, the term "Subadviser" shall include directors, officers, partners and employees of the Subadviser as well as the Subadviser itself. The Trust, on behalf of the Funds, is expressly made a third party beneficiary of this Agreement, and may enforce any obligations of the Subadviser under this Agreement and recover directly from the Subadviser for any liability the Subadviser may have hereunder.

     7. Activities of the Subadviser. The services of the Subadviser to the Funds are not to be deemed to be exclusive, the Subadviser being free to render investment advisory and/or other services to others, including accounts or investment management companies with similar or identical investment objectives to the Funds. It is understood that Trustees, officers, and shareholders of the Trust or the Manager are or may be or may become interested in the Subadviser, as directors, officers, partners, employees, or otherwise and that directors, officers, partners and employees of the Subadviser are or may become similarly interested in the Trust or the Manager and that the Subadviser may be or may become interested in the Trust as a shareholder or otherwise.

     8. Aggregation of Orders. The Subadviser may aggregate sales and purchase orders of securities with similar orders being made simultaneously for other accounts managed by the Subadviser or with accounts of the affiliates of the Subadviser, if in the Subadviser's reasonable judgment such aggregation shall result in an overall economic benefit to the relevant Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. Manager acknowledges that the determination of such economic benefit to the relevant Fund by the Subadviser is subjective and represents the Subadviser's evaluation that the relevant Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

     9. All notices provided for in this Agreement shall be sent to:

        If to the Subadviser:

        Pacific Investment Management Company
        840 Newport Center Drive

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        Newport Beach, CA  92660

        Attention:        James Muzzy and John Loftus.

        If to the Manager:

        Citibank Global Asset Management
        Citibank, N.A.
        153 E. 53rd Street, 6th Floor, Zone 6
        New York, New York 10043

        Attention:        Andrew Shoup

     10. Special Termination Rights. Notwithstanding anything in this Agreement to the contrary, the Manager may terminate this Agreement without penalty within five (5) days of its execution of this Agreement by giving written notice to such effect to the Subadviser within such five (5) day period.

     11. Delivery of Part II of Form ADV. Concurrently with execution of this Agreement, the Subadviser is delivering to the Manager a copy of Part II of its Form ADV, as amended, on file with the Securities and Exchange Commission. The Manager hereby acknowledges receipt of such copy.

     12. Delivery of CFTC Disclosure Document. Upon the solicitation of the Manager, the Subadviser delivered to the Manager a copy of its Disclosure Document, dated _________ __, 1996, on file with the Commodity Futures Trading Commission. The Manager hereby acknowledges receipt of such copy.

     13. Duration, Termination and Amendments of this Agreement. This Agreement shall become effective as of the day and year first above written, and shall govern the relations between the parties hereto thereafter and shall remain in force until _________ __, 1998, on which date it will terminate unless its continuance after _________ __, 1998 is "specifically approved at least annually" (a) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Manager or of the Subadviser at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" of each Fund.


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     This Agreement may be terminated as to any Fund at any time without the payment of any penalty by (i) the Trustees, (ii) the "vote of a majority of the outstanding voting securities" of that Fund, or (iii) the Manager, in each case on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement may be terminated as to any Fund at any time without the payment of any penalty by the Subadviser on not less than 90 days' written notice to the Manager. This Agreement shall automatically terminate in the event of its "assignment." Termination of this Agreement as to any Fund shall not terminate this Agreement as it applies to the remaining Funds.

     This Agreement constitutes the entire agreement between the parties and may be amended as to any Fund only if such amendment is approved by the Subadviser and the "vote of a majority of the outstanding voting securities" of that Fund (except for any such amendment as may be effected in the absence of such approval without violating the 1940 Act). Amendment of any term of this Agreement with respect to any single Fund shall not, without more, amend such term with respect to any other Fund.

     The terms "specifically approved at least annually," "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested persons," when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

     14. Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts provided, however, that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or any rules or regulations of the Securities and Exchange Commission thereunder.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.


CITIBANK, N.A.                                PACIFIC INVESTMENT
                                                MANAGEMENT COMPANY

By:______________________                     By:      PIMCO Management, Inc.
Title:___________________                                its general partner


                                              By:___________________________
                                              Title:________________________




The foregoing is acknowledged:

The undersigned officer of the Trust has executed this Agreement not individually but in his capacity as an officer of the Trust under the Declaration. The Trust does not hereby undertake, on behalf of the Funds or otherwise, any obligation to the Subadviser.

VARIABLE ANNUITY PORTFOLIOS
on behalf of CitiSelectSM VIP Folio 200,
CitiSelectSM VIP Folio 300,
CitiSelectSM VIP Folio 400 and
CitiSelectSM VIP Folio 500


By:__________________________________
     Name:
     Title: